Evolent Health Announces First Quarter 2017 Results
WASHINGTON, D.C., May 9, 2017 – Evolent Health, Inc. (NYSE: EVH), a company providing an integrated value-based care platform to the nation’s leading health systems and physician organizations, today announced financial results for the quarter ended March 31, 2017.
Highlights from the first quarter of 2017 announcement include (all comparisons are to the quarter ended March 31, 2016):

•	GAAP revenue of $106.2 million, an increase of 114.8%; Adjusted Revenue of $106.8 million, an increase of 115.5%

•	Net income (loss) attributable to Evolent Health, Inc. of $(18.0) million, Adjusted EBITDA of $(4.8) million

•	Lives on platform of approximately 2.8 million, an increase of 124.0%

•	New partnership agreements established with Community Care Cooperative (“C3”) in Massachusetts and Houston Methodist in Texas

•	Expanded partnership with Passport Health Plan to include third party administration (“TPA”) services on the Evolent Health platform

•	Successful launch of the Next Generation ACO cohort across six partner organizations and approximately 0.2 million lives

Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are pleased with our first quarter results and our continued strong performance in the market. We continue to see demand across all segments as providers face increasing pressure on fee-for-service reimbursement from government and commercial payers. We believe that our focus on transforming clinical care to drive improved quality and lower cost care is a critical differentiator in the market as providers work to elevate performance in value-based care arrangements.”

“We are also excited about our innovative partnership with C3, a primary-care led ACO with 13 Federally Qualified Health Centers (FQHCs) serving communities across Massachusetts,” Mr. Williams continued. “Together, we aim to build a model of care and associated delivery system that integrates social determinants of health and behavioral health services with primary care to optimize outcomes for Medicaid patients, all powered by our centralized technology platform. We are thrilled to be working with such a leading-edge partner to impact health care for the underserved residents of Massachusetts.”

Mr. Williams added, “Market forces have also driven our newly announced partnership with Houston Methodist, which is regarded as a true medical pioneer and is consistently ranked as one of the top health systems in the country. We are excited to be at the forefront of establishing Houston Methodist as a value-based care leader in the region as we work collectively with the Houston Methodist Coordinated Care (HMCC) physician-led ACO to build an integrated care model focused on clinical transformation and population health.”

Mr. Williams concluded, “Finally, we’re pleased to report that 2017 is off to a great start operationally as we launched our Next Generation ACO cohort, rolled out our risk adjustment solution to several systems, completed our new release of Identifi (version 2017.3) with substantial functionality enhancements, and worked with our provider-sponsored health plan partners to prepare for open enrollment later this year.

We’re excited to be at the forefront of the transformation that is occurring in health care today and honored to be working with leading provider organizations across the country.”

Financial Results of Evolent Health, Inc.
In our earnings releases, prepared remarks, conference calls, slide presentations and webcasts, we may use or discuss non-GAAP financial measures. Definitions of the non-GAAP financial measures, as well as reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this earnings release. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results
Evolent Health, Inc. reported the following United States of America generally accepted accounting principles (“GAAP”) results:

•	Revenue of $106.2 million and $49.4 million for the three months ended March 31, 2017 and 2016, respectively, an increase of 114.8%;

•	Cost of revenue of $67.5 million and $28.6 million for the three months ended March 31, 2017 and 2016, respectively, an increase of 136.0%;

•	Net income (loss) attributable to Evolent Health, Inc. of $(18.0) million and $(122.7) million for the three months ended March 31, 2017 and 2016, respectively;

•	Earnings (loss) available to common shareholders, basic and diluted, of $(18.0) million and $(122.7) million for the three months ended March 31, 2017 and 2016, respectively; and

•	Earnings (loss) available to common shareholders, per basic and diluted share, of $(0.34) and $(2.91) for the three months ended March 31, 2017 and 2016, respectively.

Total cash, cash equivalents and investments as of March 31, 2017, were $138.0 million.
Adjusted Results

•	Adjusted Revenue of $106.8 million and $49.5 million for the three months ended March 31, 2017 and 2016, respectively, an increase of 115.5%;

•	Adjusted Cost of Revenue of $66.5 million and $28.2 million for the three months ended March 31, 2017 and 2016, respectively, an increase of 136.2%;

•	Adjusted EBITDA of $(4.8) million and $(6.6) million for the three months ended March 31, 2017 and 2016, respectively;

•	Adjusted Earnings (Loss) Available for Class A and Class B Shareholders of $(9.8) million and $(9.7) million for the three months ended March 31, 2017 and 2016, respectively; and

•	Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders of $(0.14) and $(0.16) for the three months ended March 31, 2017 and 2016, respectively.

Business Outlook

For the full year 2017, Adjusted Revenue is expected to be in the range of $415.0 million to $425.0 million.  Adjusted EBITDA is expected to be in the range of $(8.0) million to $0.0 million. For the three months ended June 30, 2017, Adjusted Revenue is expected to be in the range of $103.0 million to $105.0 million and Adjusted EBITDA is expected to be in the range of $(5.0) million to $(3.0) million.

This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).

Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its first quarter performance this evening, May 9, 2017, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 855.940.9467 or 412.317.6034 for international callers, and ask to join to the Evolent Health call. Participants are advised to dial in at least fifteen minutes prior to the call to register. The call will be archived on the company’s website for one week and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com.
Contacts:

Bob East	Robin Glass
443.213.0500	571.389.6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. The financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc.
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization Expenses, Adjusted Operating Income (Loss), Adjusted Gross Margin, Adjusted EBITDA, Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders and Adjusted Weighted-Average Class A and Class B Shares, which are all non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance.
The adjusted results also include certain other adjustments.
Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue are defined as revenue, transformation revenue, and platform and operations revenue, respectively, adjusted to exclude the impact of purchase accounting adjustments. Management uses Adjusted Revenue, Adjusted Transformation Revenue and Adjusted Platform and Operations Revenue as supplemental performance measures because they reflect a complete view of the operational results. The measures are also useful to investors because they reflect the full view of our operational performance in line with how we generate our long term forecasts.

Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses are defined as cost of revenue and selling, general and administrative expenses, respectively, adjusted to exclude the impact of stock-based compensation expenses and transaction costs related to acquisitions and business combinations, securities offerings, as well as one-time adjustments. Management uses Adjusted Cost of Revenue and Adjusted Selling, General and Administrative Expenses as supplemental performance measures which are also useful to investors because they facilitate an understanding of our long term operational costs while removing the effect of transaction costs that are one time and costs that are non-cash (stock-based compensation expenses) in nature. Additionally, these supplemental performance measures facilitate understanding a breakdown of our Adjusted Total Operating Expenses.
Adjusted Depreciation and Amortization Expenses is defined as depreciation and amortization expenses adjusted to exclude the impact of amortization expenses related to intangible assets acquired through acquisitions and business combinations. Management uses Adjusted Depreciation and Amortization Expenses as a supplemental performance measure because it reflects a complete view of the operational results. The measure is also useful to investors because it facilitates understanding a breakdown of our Adjusted Total Operating Expenses.
Adjusted Total Operating Expenses is defined as the sum of Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses and Adjusted Depreciation and Amortization Expenses, and reflects the adjustments made in those non-GAAP measures. Adjusted Total Operating Expenses is adjusted to exclude the impact of one-time adjustments, such as goodwill impairment, and items arising from acquisitions and business combinations, such as gain on change in fair value of contingent consideration.

Adjusted Operating Income (Loss) is defined as Adjusted Revenue less Adjusted Total Operating Expenses, and reflects the adjustments made in those non-GAAP measures.

Adjusted Gross Margin is defined as Adjusted Revenue less Adjusted Cost of Revenue, and reflects the adjustments made in those non-GAAP measures.

Adjusted EBITDA is defined as EBITDA (net income (loss) attributable to Evolent Health, Inc. before interest income, interest expense, (provision) benefit for income taxes, depreciation and amortization expenses), adjusted to exclude goodwill impairment, gain on change in fair value of contingent consideration, income (loss) from affiliates, other income (expense), net, net (income) loss attributable to non-controlling interests, purchase accounting adjustments, stock-based compensation expenses, transaction costs related to acquisitions and business combinations, such as gain on change in fair value of contingent consideration and securities offerings, as well as one-time adjustments. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of transaction costs, one-time or non-cash items (depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general.

Adjusted Earnings (Loss) Available to Class A and Class B Shareholders is defined as earnings (loss) available to common shareholders adjusted to exclude goodwill impairment, income (loss) from affiliates, (provision) benefit for income taxes, gain on change in fair value of contingent consideration, purchase accounting adjustments, stock-based compensation expenses and transaction costs related to acquisitions and business combinations, such as gain on change in fair value of contingent consideration, securities offerings, as well as one-time adjustments.

Adjusted Weighted-Average Class A and Class B Shares is defined as weighted average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares.

Adjusted Earnings (Loss) per Share Available for Class A and Class B Shareholders is defined as Adjusted Earnings (Loss) Available for Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares, and reflects the adjustments made in those non-GAAP measures.

Management uses Adjusted Earnings (Loss) Available to Class A and Class B Shareholders, Adjusted Weighted-Average Class A and Class B Shares and Adjusted Earnings (Loss) per Share Available to Class A and Class B Shareholders because these performance measures represent our core operating performance distributed amongst all of our investors which is not represented by the GAAP results across time due to our complex equity structure. We believe that these measures are also useful to investors for the same reason.

These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance.

Evolent Health, Inc.
Consolidated Statements of Operations
(unaudited)

(in thousands, except per share data)	For the Three
	Months Ended
	March 31,
	2017	2016
Revenue
Transformation	$10,235	$8,114
Platform and operations	96,003	41,335
Total revenue	106,238	49,449

Expenses
Cost of revenue (exclusive of
depreciation and amortization expenses
presented separately below)	67,528	28,610
Selling, general and administrative expenses	53,550	31,946
Depreciation and amortization expenses	6,615	3,371
Goodwill impairment	—	160,600
Total operating expenses	127,693	224,527
Operating income (loss)	(21,455)	(175,078)
Interest income	185	279
Interest expense	(954)	—
Income (loss) from affiliates	(522)	—
Other Income (expense), net	2	—
Income (loss) before income taxes
and non-controlling interests	(22,744)	(174,799)
Provision (benefit) for income taxes	405	(988)
Net income (loss)	(23,149)	(173,811)
Net income (loss) attributable to
non-controlling interests	(5,137)	(51,071)
Net income (loss) attributable to
Evolent Health, Inc.	$(18,012)	$(122,740)

Earnings (Loss) Available to Common Shareholders
Basic	$(18,012)	$(122,740)
Diluted	(18,012)	(122,740)

Earnings (Loss) per Common Share
Basic	$(0.34)	$(2.91)
Diluted	(0.34)	(2.91)

Weighted-Average Common Shares Outstanding
Basic	52,599	42,185
Diluted	52,599	42,185

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	March 31,	December 31,
	2017	2016
Cash and cash equivalents	$104,295	$134,563
Investments, at amortized cost	33,684	44,341
Total current assets	217,538	264,966
Intangible assets, net	254,166	258,923
Goodwill	627,204	626,569
Total assets	1,154,446	1,199,839

Long-term debt, net of discount	120,706	120,283
Total liabilities	257,706	287,725
Total shareholders' equity (deficit) attributable to
Evolent Health, Inc.	750,471	702,526
Non-controlling interests	146,269	209,588
Total liabilities and shareholders' equity (deficit)	1,154,446	1,199,839

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2017	2016
Net cash provided by (used in) operating activities	$(34,765)	$(20,804)
Net cash provided by (used in) investing activities	4,622	(13,655)
Net cash provided by (used in) financing activities	(125)	25

Net increase (decrease) in cash and cash equivalents	(30,268)	(34,434)
Cash and cash equivalents as of beginning-of-period	134,563	145,726
Cash and cash equivalents as of end-of-period	$104,295	$111,292

Evolent Health, Inc.
Adjusted Results of Operations
(unaudited)

(in thousands)	For the Three Months Ended March 31, 2017			For the Three Months Ended March 31, 2016
							Evolent Health, Inc.		Evolent Health, Inc.
	Evolent		Evolent	Evolent		Evolent	as Reported		as Adjusted
	Health, Inc.		Health, Inc.	Health, Inc.		Health, Inc.	Change Over Prior Period		Change Over Prior Period
	as Reported	Adjustments	as Adjusted	as Reported	Adjustments	as Adjusted	$	%	$	%
Revenue
Transformation (1)	$10,235	$—	$10,235	$8,114	$87	$8,201	$2,121	26.1%	$2,034	24.8%
Platform and operations (1)	96,003	531	96,534	41,335	—	41,335	54,668	132.3%	55,199	133.5%
Total revenue	106,238	531	106,769	49,449	87	49,536	56,789	114.8%	57,233	115.5%
Expenses
Cost of revenue (exclusive of
depreciation and amortization
expenses presented
separately below) (2)	67,528	(1,021)	66,507	28,610	(455)	28,155	38,918	136.0%	38,352	136.2%
Selling, general and
administrative expenses (3)	53,550	(8,514)	45,036	31,946	(3,936)	28,010	21,604	67.6%	17,026	60.8%
Depreciation and amortization
expenses (4)	6,615	(2,325)	4,290	3,371	—	3,371	3,244	96.2%	919	27.3%
Goodwill impairment (5)	—	—	—	160,600	(160,600)	—	—	—%	—	—%
Total operating expenses	127,693	(11,860)	115,833	224,527	(164,991)	59,536	(96,834)	(43.1)%	56,297	94.6%
Operating income (loss)	$(21,455)	$12,391	$(9,064)	$(175,078)	$165,078	$(10,000)	$153,623	87.7%	$936	9.4%

Gross margin	$38,710		$40,262	$20,839		$21,381
Gross margin %	36.4%		37.7%	42.1%		43.2%

(1)
Adjustments to platform and operations revenue include deferred revenue purchase accounting adjustments of approximately $0.5 million for the three months ended March 31, 2017, resulting from our acquisitions of Valence Health and Aldera. As part of the Reorganization and as a result of gaining control of Evolent Health LLC, we recorded the fair value of deferred revenue resulting in a $4.9 million reduction to the book value. This resulted in an adjustment of less than $0.1 million to transformation revenue for the three months ended March 31, 2016.

(2)
Adjustments to cost of revenue include $0.3 million and $0.4 million in stock-based compensation expense for the three months ended March 31, 2017 and 2016, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of approximately $0.7 million and less than $0.1 million for the three months ended March 31, 2017 and 2016, respectively, resulting from acquisitions and business combinations.

(3)
Adjustments to selling, general and administrative expenses include $4.8 million and $3.9 million in stock-based compensation expense for the three months ended March 31, 2017 and 2016, respectively. Stock-based compensation expense includes the value of equity awards granted to employees and non-employee directors of the Company or its consolidated subsidiaries. Adjustments also include transaction costs of $3.8 million and less than $0.1 million for the three months ended March 31, 2017 and 2016, respectively, resulting from acquisitions and business combinations and costs relating to our securities offerings.

(4)
Adjustments to depreciation and amortization expenses of approximately $2.3 million for the three months ended March 31, 2017, relate to amortization of intangible assets acquired via asset acquisition and business combinations.

(5)	Represents a write down of goodwill of $160.6 million during the first quarter of 2016.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Attributable to Evolent Health, Inc.
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2017	2016
Net Income (Loss) Attributable to
Evolent Health, Inc.	$(18,012)	$(122,740)

Less:
Interest income	185	279
Interest expense	(954)	—
(Provision) benefit for income taxes	(405)	988
Depreciation and amortization expenses	(6,615)	(3,371)
EBITDA	(10,223)	(120,636)

Less:
Goodwill impairment	—	(160,600)
Income (loss) from affiliates	(522)	—
Other income (expense), net	2	—
Net (income) loss attributable to
non-controlling interests	5,137	51,071
Purchase accounting adjustments	(531)	(87)
Stock-based compensation expense	(5,104)	(4,335)
Transaction costs	(4,431)	(56)
Adjusted EBITDA	$(4,774)	$(6,629)

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) Available to Class A and Class B
Shareholders to Earnings (Loss) Available to Common Shareholders
(unaudited)

(in thousands, except per share data)	For the Three
	Months Ended
	March 31,
	2017	2016
Earnings (Loss) Available to
Common Shareholders - Basic and Diluted (a)	$(18,012)	$(122,740)
Less:
Goodwill impairment	—	(160,600)
Income (loss) from affiliates	(522)	—
(Provision) benefit for income taxes	(420)	988
Net (income) loss attributable to
non-controlling interests	5,137	51,071
Purchase accounting adjustments	(2,900)	(87)
Stock-based compensation expense	(5,104)	(4,335)
Transaction costs	(4,431)	(56)
Adjusted Earnings (Loss) Available
to Class A and Class B Shareholders (b)	$(9,772)	$(9,721)

Earnings (Loss) per Share Available to
Common Shareholders - Basic and Diluted (a) (1)	$(0.34)	$(2.91)

Adjusted Earnings (Loss) per Share Available
to Class A and Class B Shareholders (b) (2)	$(0.14)	$(0.16)

Weighted-average common shares - basic	52,599	42,185
Weighted-average common shares - diluted	52,599	42,185
Adjusted Weighted-Average Class A
and Class B Shares (3)	67,946	59,710

(1)	For periods of net loss, shares used in both the basic and diluted earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive.

(2)	Represents Adjusted Earnings (Loss) Available to Class A and Class B Shareholders divided by Adjusted Weighted-Average Class A and Class B Shares as described in footnote 3 below.

(3)
Represents the weighted-average common shares (diluted) adjusted to include, in periods of net loss, the dilutive or potentially dilutive effect of the assumed conversion of Class B common shares to Class A common shares. See the reconciliation of Adjusted Weighted-Average Class A and Class B Shares to diluted weighted-average common shares on the following page.

Evolent Health, Inc.
Reconciliation of Adjusted Weighted-Average Class A and Class B
Shares to Diluted Weighted-Average Common Shares
(unaudited)

(in thousands)	For the Three
	Months Ended
	March 31,
	2017	2016
Weighted-average common shares - diluted	52,599	42,185
Assumed conversion of Class B common
shares to Class A common shares	15,347	17,525
Adjusted Weighted-Average Class A and Class B Shares	67,946	59,710

Evolent Health, Inc.
Guidance Reconciliation
(unaudited)

(in thousands)	For the Three	For the Twelve
	Months Ended	Months Ended
	June 30,	December 31,
	2017	2017
Revenue	$103,500	$418,000
Purchase Accounting Adjustments	500	2,000
Adjusted Revenue	$104,000	$420,000

Net Income (Loss) Attributable to
Evolent Health, Inc.	$(16,200)	$(58,000)
Less:
Interest income	200	800
Interest expense	(1,000)	(4,000)
Depreciation and amortization expenses	(6,600)	(26,400)
EBITDA	(8,800)	(28,400)
Less:
Income (loss) from affiliates	(500)	(2,000)
Net (income) loss attributable to
non-controlling interests	2,800	9,600
Stock-based compensation	(5,100)	(22,000)
Transaction costs	(2,000)	(10,000)
Adjusted EBITDA	$(4,000)	$(4,000)

The guidance reconciliation provided above reconciles the midpoint of the respective guidance ranges to the most comparable GAAP measure.

FORWARD-LOOKING STATEMENTS - CAUTIONARY LANGUAGE

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	uncertainty in the health care regulatory framework;

•	the uncertain impact the results of the 2016 presidential and congressional elections may have on health care laws and regulations;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners;

•	our ability to offer new and innovative products and services;

•
risks related to completed and future acquisitions, investments and alliances, including the recently completed acquisitions of Valence Health, Inc., excluding its contracts serving certain state insurance cooperatives (“Valence Health”) and Aldera Holdings, Inc. (“Aldera”), which may be difficult to integrate, divert management resources, result in unanticipated costs or dilute our stockholders;

•
certain risks and uncertainties associated with the acquisition of Valence Health, including revenues of Valence Health before and after the merger may be less than expected, the timing and extent of new lives expected to come onto the platform may not occur as expected and the expected results of Evolent may not be impacted as anticipated;

•
the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control, including premium pricing reductions and the ability to control and, if necessary, reduce health care costs;

•	our ability to attract new partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property, including trademarks;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information;

•	our reliance on third parties and licensed technologies;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	online security risks and breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our reliance on third-party vendors to host and maintain our technology platform;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	the risk of potential future goodwill impairment on our results of operations;

•	our indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	our adjusted results may not be representative of our future performance;

•	the risk of potential future litigation;

•	our holding company structure and dependence on distributions from Evolent Health LLC;

•	our obligations to make payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future;

•	our ability to utilize benefits under the tax receivables agreement;

•
our ability to realize all or a portion of the tax benefits that we currently expect to result from past and future exchanges of Class B common units of Evolent Health LLC for our Class A common stock, and to utilize certain tax attributes of Evolent Health Holdings and an affiliate of TPG;

•	distributions that Evolent Health LLC will be required to make to us and to the other members of Evolent Health LLC;

•	our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize;

•	different interests among our pre-IPO investors, or between us and our pre-IPO investors;

•	the terms of agreements between us and certain of our pre-IPO investors;

•	the potential volatility of our Class A common stock price;

•
the potential decline of our Class A common stock price if a substantial number of shares become available for sale or if a large number of Class B common units are exchanged for shares of Class A common stock;

•
provisions in our amended and restated certificate of incorporation and amended and restated by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us;

•	the ability of certain of our investors to compete with us without restrictions;

•	provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•	our intention not to pay cash dividends on our Class A common stock;

•	our ability to remediate the material weakness in our internal control over financial reporting;

•	our status as an “emerging growth company”; and

•	our lack of public company operating experience.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our 2015 Form 10-K and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.